Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

333 South Hope Street, Suite 2525 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

(212) 495-1784

(Name, address and telephone number of agent for service)

BANK OF AMERICA CORPORATION

(Exact name of obligor as specified in its charter)

Delaware	56-0906609
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip code)

Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency—United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-135006-10).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-135006-10).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-229762).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-135006-10).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 1st day of October, 2025.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Ann Dolezal
Name:	Ann Dolezal
Title:	Vice President

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 333 South Hope Street, Suite 2525, Los Angeles, CA 90071

At the close of business June 30, 2025, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from
depository institutions:
Noninterest-bearing balances and currency and coin	9,503
Interest-bearing balances	224,982
Securities:
Held-to-maturity securities	0
Available-for-sale debt securities	98,650
Equity securities with readily determinable fair values not held for trading	0
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	0
LESS: Allowance for credit losses on loans and leases	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including right-of-use assets)	8,796
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets	856,313
Other assets	127,415

Total assets	$1,325,659

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LIABILITIES
Deposits:
In domestic offices	797
Noninterest-bearing	797
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	258,686
Total liabilities	259,483
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	107,683
Not available
Retained earnings	957,483
Accumulated other comprehensive income	10
Other equity capital components	0
Not available
Total bank equity capital	1,066,176
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,066,176

Total liabilities and equity capital	1,325,659

I, Janice Shell, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Janice Shell  )   CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Elizabeth Lyndon, Managing Director	)
Kevin C. Weeks, President	)	Directors (Trustees)
Fernando A. Costa, Managing Director	)

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